SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                 SHARPER IMAGE
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                              [SHARPER IMAGE LOGO]

                                                                     May 4, 2001

TO THE STOCKHOLDERS OF
SHARPER IMAGE CORPORATION:

    You are cordially invited to attend the Annual Meeting of Stockholders of Sharper Image Corporation (the "Company") on June 4, 2001 at 10:00 a.m., which will be held at the Park Hyatt San Francisco, 333 Battery St., San Francisco, California 94111.

    Details of business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, we will present a report on the progress of the Company during the past year.

    Accompanying this Proxy Statement is our 2000 Annual Report to Stockholders.

    We hope that you will attend the Annual Meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope so that your shares will be represented at the Annual Meeting.

                                            Sincerely yours,

                                            RICHARD THALHEIMER
                                            Founder, Chairman of the Board, and
                                            Chief Executive Officer


--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the Annual Meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need to affixed if mailed in the United States).

--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            SHARPER IMAGE CORPORATION
                                650 Davis Street
                         San Francisco, California 94111

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 4, 2001

    The Annual Meeting of Stockholders of Sharper Image Corporation (the "Company") will be held at the Park Hyatt San Francisco, 333 Battery St., San Francisco, California 94111, on Monday, June 4, 2001, at 10:00 a.m., for the following purposes:

         1. To elect Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

         2.   To approve the Company's Executive Bonus Plan;

         3. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending January 31, 2002; and

         4. To transact any other business which may properly come before the meeting or any adjournments or postponements thereof.

    The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

    Stockholders of record at the close of business on April 16, 2001 will be entitled to vote at the Annual Meeting. Whether or not you plan to attend, please sign, date, and return the enclosed proxy in the envelope provided. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             RICHARD THALHEIMER
                                             Founder, Chairman of the Board, and
                                             Chief Executive Officer

San Francisco, California
May 4, 2001

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                              [SHARPER IMAGE LOGO]

                                 PROXY STATEMENT
                                     FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS OF
                            SHARPER IMAGE CORPORATION
                             To Be Held June 4, 2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sharper Image Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. at the Park Hyatt San Francisco, 333 Battery St., San Francisco, California 94111, on June 4, 2001 and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about May 4, 2001.

    The address of the principal executive office of the Company is 650 Davis Street, San Francisco, California 94111.

                                  VOTING RIGHTS

    Only stockholders of record of the Company's Common Stock ("Common Stock") at the close of business on April 16, 2001 will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holders thereof to one vote on each matter to come before the Annual Meeting. On April 16, 2001, there were 11,982,544 shares of Common Stock outstanding.

    The enclosed proxy is solicited by the Company's Board of Directors ("Board of Directors" or "Board") and, when returned properly completed, will be voted as you direct on your proxy card. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the proposals discussed herein and in the discretion of the proxy holders on other matters presented at the Annual Meeting. Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, then in the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. For the election of directors, the five candidates receiving the highest number of affirmative votes will be elected. Proposals 2 and 3 require the affirmative vote of the outstanding voting shares of our common stock present or represented and entitled to vote at the Annual Meeting. For the election of directors, broker non-votes and votes marked "withheld" do not have the effect of a vote against the matter and will not affect the outcome of the election. For matters decided by a majority of shares present and entitled to vote on the matter, abstentions have the effect of a vote against the matter, but broker non-votes do not have the effect of a vote against the matter.

                             REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting the shares covered by the proxy in person.

                             SOLICITATION OF PROXIES

    The entire cost of soliciting proxies will be borne by the Company. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile, e-mail, or other means by directors, officers, employees or agents of the Company who will not receive additional compensation for such solicitation. Copies of the solicitation material will be furnished to brokerage firms, fiduciaries and other custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. Such persons will be reimbursed by the Company for their reasonable expenses incurred in sending proxy material to beneficial owners of the Common Stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

    At the Annual Meeting, five (5) Directors are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Set forth below is information regarding the nominees to the Board of Directors for election as Directors.

    It is intended that the proxies will be voted for the election as Directors of the five nominees named below, unless authority to vote for any such nominee is withheld. The five nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected. In the unanticipated event that a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the present Board of Directors to fill the vacancy. Each nominee has agreed to serve if elected, and the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

Nominees to the Board of Directors
Name                                                   Principal Occupation                      Age
----                                 --------------------------------------------------------   ----
Richard Thalheimer                   Founder, Chairman of the Board and Chief Executive          53
                                     Officer of Sharper Image Corporation
Alan Thalheimer                      Retired Business Executive                                  75
Gerald Napier                        Retired President, I. Magnin and Company                    74
Morton David                         Retired Chairman, Franklin Electronic Publishers Inc.       64
George James                         Retired Senior Vice President and Chief Financial           63
                                     Officer, Levi Strauss & Co.

     RICHARD THALHEIMER is the founder of the Company and has served as Chief Executive Officer and as a Director of the Company since 1978 and as Chairman of the Board of Directors since 1985. Mr. Richard Thalheimer also served as President of the Company through July 1993.

     ALAN THALHEIMER has been a Director of the Company since June 1981 and was President of Thalheimer, Inc. or its predecessor from May 1981 until retiring in 1993. Mr. Alan Thalheimer is the father of Mr. Richard Thalheimer.

     GERALD NAPIER has been a Director of the Company since April 1997. Mr. Napier was the President of I. Magnin and Company from February 1982 until retiring in 1988. Mr. Napier was Senior Vice President of General Operations at Abraham and Straus from 1977 to 1982.

     MORTON DAVID has been a Director of the Company since January 1998. Mr. David was Chairman, President and Chief Executive Officer of Franklin Electronic Publishers, Inc. from May 1984 until his retirement in February 1998.

     GEORGE JAMES has been a Director of the Company since June 1999. Mr. James was Senior Vice President and Chief Financial Officer of Levi Strauss & Co. from 1985 until his retirement in 1998. Mr. James was Executive Vice President and Group President from 1984 to 1985, and was Executive Vice President and Chief Financial Officer from 1982 to 1983 at Crown Zellerbach Corporation. Mr. James was Senior Vice President and Chief Financial Officer from 1972 to 1982 with Arcata Corporation. Mr. James is a Director of Crown Vantage, Inc., Il Fornaio Corp. and Dresdner RCM Global Funds.

Recommendations of the Board of Directors

    The Board of Directors recommends a vote FOR all nominees listed above.

Board Meetings and Committees

    The Board of Directors of the Company held four meetings during fiscal 2000. Each Director attended more than seventy-five percent (75%) of the aggregate of
(i) the total number of such meetings held during the fiscal year, or a portion of the fiscal year, during which such Director served as a member of the Board, and (ii) the total number of meetings held by all committees of the Board on which such Director served as a member. The Board of Directors has an Audit Committee and a Compensation Committee.

    The Audit Committee of the Board was established in November 1987 and during fiscal 2000 consisted of Directors Gerald Napier, Morton David and George James.

The Audit Committee is responsible for recommending engagement of the Company's independent auditor, approving services performed by such accountants and reviewing internal accounting controls, audit plans and results, and financial reporting procedures. The Audit Committee held four meetings during fiscal 2000.

    The Board of Directors adopted and approved a charter for the Audit Committee on June 25, 2000, a copy of which is attached hereto as Exhibit A. The Board of Directors has determined that all members of the Audit Committee are "independent " as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

    The Compensation Committee was established in November 1987 and during fiscal 2000 consisted of Directors Gerald Napier, Morton David and George James. The Compensation Committee is responsible for making and reviewing recommendations regarding employee compensation and administering the Company's Stock Option Plan (the "Option Plan"). The Compensation Committee held three meeting during fiscal 2000.

    The Board of Directors does not have a nominating committee or committee performing similar functions.

Director Remuneration

     During fiscal 2000, each of the Company's non-employee Directors was paid $2,000 for attending each regular meeting of the Board of Directors. The Company's non-employee Directors was paid a quarterly retainer of $2,500 per quarter for the first two quarters; effective with the third quarter the quarterly retainer was increased to $4,000 per quarter. The general policy of the Company is to reimburse Directors for all reasonable expenses incurred to attend each meeting of the Board of Directors. All Directors are also eligible to participate in certain of the Company's employee benefit plans. The non-employee directors are granted automatic options at the start of each fiscal quarter under the Company's 2000 Stock Option Plan after six month's service on the Board. On May 1, 2000, each of the non-employee directors, Messrs. A Thalheimer, Napier, David and James, were granted an option to purchase 2,000 shares of Common Stock at an exercise price of $13.250, the fair market value on grant date. Effective with third quarter the option grant was increased to 3,000 shares of Common Stock. On August 1, 2000, November 1, 2000 and February 1, 2001 each of the non-employee directors, Messrs. A Thalheimer, Napier, David and James, were granted an option to purchase 3,000 shares of Common Stock at an exercise price of $18.685, $17.875 and $16.375 respectively, The shares subject to these options will vest upon the optionee's completion of one (1) year of Board service measured from the grant date.

                                 PROPOSAL NO. 2:

                        ADOPTION OF EXECUTIVE BONUS PLAN

General

    We are asking our stockholders to approve the Company's Executive Bonus Plan (the "Bonus Plan"), approved by our Board on January 29, 2001. The description of the Bonus Plan contained below is qualified in its entirety by reference to the provisions of the Bonus Plan, which is attached as Exhibit B to this Proxy Statement.

Purpose

    The purpose of the Bonus Plan is to motivate certain executive officers and reward them for performance with tax-deductible payments. As discussed below under "Compensation Committee Report on Executive Compensation", Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company's chief executive officer or any of the four other most highly compensated executive officers, unless such compensation qualifies as "performance-based compensation" payable pursuant to a stockholder approved plan. Amounts payable under the Bonus Plan are intended to qualify as performance-based compensation for this purpose.

Administration

    The Bonus Plan is administered by the Compensation Committee or a subcommittee thereof (the "Bonus Plan Committee") consisting of at least two non-employee directors, each of whom satisfies the requirements for an "outside director" as the term is defined under Section 162(m). The Bonus Plan Committee is generally authorized to construe and interpret the Bonus Plan in good faith to satisfy the requirements for tax deductibility and to select the participants and performance criteria for any applicable fiscal year pursuant to the terms of the Bonus Plan. Currently, the Company's Compensation Committee serves as the Bonus Plan Committee.

Eligibility

    The Bonus Plan Committee selects participants in the Bonus Plan from among the Company's officers at the level of Vice President and above. No executive will participate in the Bonus Plan for any fiscal year if he or she participates in any other Company-sponsored incentive, sales or bonus plan for that fiscal year, unless the Bonus Plan Committee approves such participation.

    No participant may receive any award under the Plan for any fiscal year if he/she terminates employment before the end of that fiscal year for any reason other than Company-approved retirement after attaining age 65, death, disability or involuntary termination without cause, unless the Bonus Plan Committee approves such participation. If an executive's employment is terminated during a fiscal year, the Committee may, in its sole discretion, reduce or cancel the participation of such executive for that year.

    As of January 29, 2001, approximately 19 officers were eligible to be designated to participate in the Bonus Plan.

Determination of Awards Under the Bonus Plan

    For each fiscal year, the Bonus Plan Committee establishes a target bonus for each eligible executive for the fiscal year, payable if a specified performance goal is satisfied for such fiscal year. The performance goal for each fiscal year is based on one of the following measures of Company performance: (i) the achievement of a specified closing or average closing price of Company common stock, (ii) the absolute or percentage increase in the closing or average closing price of Company common stock and/or one or more of the following measures of the Company's net income for such fiscal year determined in accordance with generally accepted accounting principles as consistently applied by the Company: absolute net income or a percentage or absolute dollar increase in net income, earnings per share or a percentage or absolute dollar increase in earnings per share, or return on equity or a percentage or absolute dollar increase in return on equity. The Bonus Plan Committee may provide for various levels of bonus depending on relative performance toward a performance goal. The Bonus Plan Committee may establish multiple goals based on more than one measure, but any bonus payable must be based on the satisfaction of at least one goal.

    For purposes of the Bonus Plan, net income will be net income of the Company and its consolidated subsidiaries as reported by the Company and certified by its independent accountants, but the Bonus Plan Committee in fixing any goal may exclude any or all of the following if they have a material effect on annual net income: events or transactions that are unusual in nature or infrequent in occurrence, depreciation, interest or taxes.

    The target bonus payable to any executive for any fiscal year is a specified percentage of the executive's salary for the fiscal year, but in no event will such target bonus exceed $3,000,000. This maximum bonus amount is greater than bonus levels paid by the Company in previous years. This bonus limit was set in part to allow the Bonus Plan to accommodate continued growth of the Company and because the regulations adopted under Section 162(m) allow only "negative discretion" with respect to payout determinations under the Bonus Plan. The Board believes that this limit will provide the Bonus Plan Committee with sufficient flexibility to recognize exceptional individual performance.

    Final payouts under the Bonus Plan will occur as soon as practical after the close of the Company's financial books for the fiscal year. In its sole discretion, the Bonus Plan Committee may reduce the amount of payment due to a participant if the Bonus Plan Committee deems such action warranted based on other circumstances relating to the performance of the Company or the executive.

Deferral of Bonuses

    The Bonus Plan Committee may permit an executive to defer all or part of the bonus awarded to such executive with respect to any fiscal year by executing and delivering a deferral election form. The deferred bonus will be credited to a book account maintained for such executive and will accrue earnings based on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of the specific investment. Distribution of the deferred bonus plus interest or earnings will be made at the time or times and in such manner as the executive specifies at the time he or she files the deferral election forms. The obligation to pay a deferred bonus plus interest or earnings will be an unfunded and unsecured obligation of the Company.

Amendment or Termination

     The Company hereby reserves the right, exercisable by the Committee, to amend the Plan at any time and in any respect or to discontinue and terminate the Plan in whole or in part at any time. The Plan, awards under the Plan, and any amendment to the Plan which would change the class of executives who are eligible to receive awards under the Plan or the permissible amount of such awards shall be subject to approval of the Company's shareholders in such manner and with such frequency as shall be required under Section 162(m). In no event shall any award be made under the Plan for any fiscal year beginning after calendar year 2005.

New Plan Benefits

    Because the amount payable to an executive under the Bonus Plan is subject to discretion as to the target amount, the performance goals selected and whether the amount resulting from achievement of such goal will actually be paid, the amount that will be paid in the future to any eligible executive is not presently determinable. For fiscal year 2001, the maximum bonuses for certain eligible executives will be based on a specific dollar amount per earnings per share above a minimum threshold.

Vote Required for Approval of the Bonus Plan

    The affirmative vote of a majority of the outstanding shares of Common Stock present or represented and entitled to vote at the Annual Meeting is necessary to approve the Bonus Plan. The Board believes that the Bonus Plan is in the best interests of the Company and its stockholders.

    If approval of the Bonus Plan is not obtained at the Annual Meeting, annual bonuses will not be paid pursuant to the terms of such plan. The Company would consider alternative annual cash compensation programs (including discretionary bonuses) that, in some cases, may result in annual cash compensation to executive officers that would not be deductible under Section 162(m).

The Board of Directors recommends that the stockholders vote FOR the approval of the Bonus Plan.

                               SECURITY OWNERSHIP

    The following table sets forth the beneficial ownership of the Company's Common Stock as of April 30, 2001 by (i) all persons known by the Company to beneficially own more than five percent (5%) of its outstanding Common Stock,
(ii) each Director, (iii) each of the Company's executive officers named in the Summary Compensation Table below, and (iv) all Directors and executive officers as a group. All shares are subject to the named person's sole voting and investment power except where otherwise indicated or where subject to applicable community property laws.

                                                      Amount and
                                                       Nature of
                                                      Beneficial     Percent
     Name                                              Ownership    of Class
     ----                                            ------------   --------
     Richard Thalheimer..........................    5,090,145(1)     42.5%
     Capital Research & Management...............      985,000(2)      8.2%
     Alan Thalheimer.............................       38,301(3)        *
     Morton David................................       35,000(4)        *
     Gerald Napier...............................       30,000(5)        *
     George James................................       30,000(6)        *
     Tracy Wan...................................      104,000(7)        *
     Jeffrey Forgan..............................       29,000(8)        *
     Gregory Alexander...........................       33,000(9)        *
     Anthony Farrell.............................       28,200(10)       *
     All Directors and executive officers as a
       group (11 persons)........................    5,458,311(11)    45.6%
----------

* Less than one percent of class.

(1) Includes 3,781,199 shares owned by The Richard J. Thalheimer Revocable Trust, of which Mr. Richard Thalheimer is trustee and sole beneficiary; 203,665 shares owned by The Richard J. Thalheimer and Elyse M. Thalheimer Family Trust, of which Mr. Richard Thalheimer is a co-beneficiary; 238,000 shares owned by The Richard J. Thalheimer Children's Trust; 14,363 shares owned by the Richard and Elyse Thalheimer Irrevocable Trust of 1995, 183,673 shares owned by the Richard J. Thalheimer 1997 Annuity Trust, of which Mr. Richard Thalheimer is trustee, 268,722 shares owned by the Richard J. Thalheimer 1997 Grantor Annuity Trust, of which Mr. Richard Thalheimer is trustee, 523 shares owned by the Richard J. Thalheimer Irrevocable Trust of 1999 and 400,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 16, 2001. Mr. Thalheimer's address is The Sharper Image, 650 Davis Street, San Francisco, California 94111.

(2) Capital Research and Management Company ("CRMC"), a registered investment advisor, has sole dispositive power over 985,000 shares and sole voting power over 210,000 shares as of December 31, 2000. SMALLCAP World Fund, Inc. for which CRMC acts as an investment manager, has sole voting power over 775,000 of these shares.

(3) Does not include 88,800 shares owned by Mr. Alan Thalheimer's wife. Includes 9,301 shares owned by Alan Thalheimer. Does not include 238,000 shares owned by The Richard J. Thalheimer Children's Trust, or 14,363 shares owned by the Richard and Elyse Thalheimer Irrevocable Trust of 1995, of which Mr. Alan Thalheimer is Trustee. Includes 29,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 16, 2001, of which 11,000 shares are currently subject to repurchase by the Company.

(4) Includes 14,000 shares owned by Mr. Morton David. Includes 21,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 16, 2001, of which 11,000 shares are currently subject to repurchase by the Company.

(5) Includes 19,000 shares owned by the Napier Family Trust, of which Mr. Gerald Napier is Trustee. Includes 11,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 16, 2001, of which 11,000 shares are currently subject to repurchase by the Company.

(6) Includes 15,000 shares owned by Mr. George James. Includes 15,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 16, 2001, of which 11,000 shares are currently subject to repurchase by the Company.

(7) Includes 104,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 16, 2001.

(8) Includes 29,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 16, 2001.

(9) Includes 33,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 16, 2001.

(10)Includes 28,200 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 16, 2001.

(11)Includes 709,865 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 16, 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the "named executive officers") serving in that capacity as of January 31, 2001:

                                                      Summary Compensation Table
                                            Fiscal                                      Long-Term
                                             Year                                     Compensation
                                            Ended       Annual Compensation       Securities Underlying      All Other
  Name and Principal Position               Jan. 31    Salary($)     Bonus($)     Options (# of shares)  Compensation($)(1)
  ---------------------------              -------------------------------------  -----------------------------------------
  Richard Thalheimer.........               2001      678,703        710,000                                   115,093
    Founder, Chairman of the                2000      603,015        302,802          200,000 shares            88,580
    Board, and Chief Executive Officer      1999      549,341        269,157           90,000 shares            51,808

  Tracy Wan..................               2001      356,731        250,000                                    28,567
    President,                              2000      283,231        100,000          175,000 shares            15,180
    Chief Operating Officer                 1999      192,019         65,000           75,000 shares             3,945

  Jeffrey Forgan.............               2001      261,923        150,000                                     7,313
    Senior Vice President,                  2000      175,385(2)      50,000          100,000 shares             4,037
    Chief Financial Officer

  Gregory Alexander..........               2001      252,885         90,000                                    19,243
    Senior Vice President,                  2000      194,135         50,000           65,000 shares             9,848
    Information Technology                  1999      130,288         27,000           15,000 shares             2,821

  Anthony Farrell............               2001      243,269         90,000                                    13,540
    Senior Vice President,                  2000      202,692         50,000           61,000 shares             4,037
    Marketing                               1999       97,480(3)      15,000           39,000 shares               221

----------
(1) Represents the following amounts for the named executive officers for the fiscal year ended January 31, 2001: (i) the premiums paid on the life insurance coverage provided such individuals, (ii) the contribution made by the Company to match the salary deferral contribution made by the officer to the Company's 401(k) Savings plan, up to a maximum of $500, (iii) the imputed value for goods and services provided by the Company, (iv) profit-sharing paid by the Company, and (v) the cash value compensation of the split-dollar life insurance policy maintained for Mr. Thalheimer. The clause (v) dollar value was determined by the demand loan approach for the benefit provided by the whole life portion of the premium paid by the Company, projected on an actuarial basis (see "Life Insurance Agreement").

     Fiscal year ended January 31, 2001:
                                                                                                Split-Dollar
                                                                                               Life Insurance
                               Profit Sharing Life Insurance  Matching 401(k) Value of Goods    "Cash Value"
     Name                     Contributions($)  Premium($)    Contribution($) and Services($)  Compensation($)
     ----                     -----------------------------  -------------------------------------------------
     Richard Thalheimer......      59,138        1,260             500            25,253           28,942
     Tracy Wan...............      27,519          548             500             --0--            --0--
     Jeffrey Forgan..........       6,265          548             500             --0--            --0--
     Gregory Alexander.......      18,250          493             500             --0--            --0--
     Anthony Farrell.........      11,780        1,260             500             --0--            --0--

(2) Mr. Forgan joined the Company April 26, 1999. This reflects salary paid from April 26, 1999 through January 31, 2000, based on an annual salary of $240,000.

(3) Mr. Farrell joined the Company on July 7, 1998. This reflects salary paid from July 7,1998 through January 31, 1999, based on an annual salary of $156,000.

Change in Control Arrangements

    The Compensation Committee as administrator of the Company's Stock Option Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers or any unvested shares actually held by those individuals under those plans, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following an acquisition of the Company by merger or asset sale.

Option Grants in Last Fiscal Year

    There were no grants of stock options made to the named executive officers during the fiscal year ended January 31, 2001

Option Exercises and Holdings

    The following table provides information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. No stock appreciation rights have been granted under the Stock Option Plan.

                                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                        AND FISCAL YEAR-END OPTION VALUES
                                                                                                  Value of Unexercised in-the-
                                                                                                     Money Options at Fiscal
                                                 Value Realized                                     Year-End (Market price of
                                                (Market price at      Number of Unexercised         shares at Fiscal Year-End
                                                exercise date less      Options at Fiscal            ($16.00) less exercise
                                      Shares        exercise               Year-End(#)                      price)($)
                                    acquired on                  ------------------------------  -----------------------------
    Name                            exercise(#)     price)($)      Exercisable    Unexercisable    Exercisable   Unexercisable
    ----                           ----------------------------- --------------  --------------  -------------- --------------
    Richard Thalheimer.........           --               --        400,000         190,000       $4,682,500     $1,483,750
    Tracy Wan..................       20,000       $  218,600        104,000         147,000          958,750      1,073,000
    Jeffrey Forgan.............           --               --         29,000          71,000          173,750        453,125
    Gregory Alexander..........           --               --         33,000          67,000          338,500        554,625
    Anthony Farrell............           --               --         28,200          71,800          269,400        600,475

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten-percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2001, all other
Section 16(a) filing requirements applicable to its Officers, Directors and greater than ten-percent beneficial owners were complied with.

                                  ANNUAL REPORT

    A copy of the Annual Report of the Company for fiscal 2000 has been mailed concurrently with this Proxy Statement to all Stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                             Audit Committee Report

    The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. We also recommend to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent auditors. The Committee is composed of three non-employee directors and operates under a written charter adopted and approved by the Board of Directors. Each Committee member is independent as defined by NASD listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

    Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

    In this context, we held four meetings during fiscal 2000. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and the Company's independent auditors, Deloitte & Touche LLP. We discussed with the Company's independent auditors the overall scope and plans for their audit. We met with the independent auditors, with and without management present, to discuss the results of their examination and their evaluations of the Company's internal controls.

    We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended January 31, 2001 with management and Deloitte & Touche.

    We also discussed with the independent auditors matters required to be discussed with audit committees under auditing standards generally accepted in the United States of America, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

    The Company's independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche's independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Deloitte & Touche for audit and non-audit services.

    Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended January 31, 2001 be included in the Company's Annual Report by reference on Form 10-K. We have also recommended the selection of the Company's independent auditors, and, based on our recommendation, the Board has selected Deloitte & Touche as the Company's independent auditors for the fiscal year ended January 31, 2002, subject to shareholder ratification.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors (the "Committee") administers the Company's compensation policies and programs. The Committee has responsibility for executive compensation matters, including setting the base salaries of the Company's executive officers, approving individual bonuses and bonus programs for executive officers, administering certain of the Company's employee benefit programs, and the administration of the Company's Stock Option Plan, under which grants may be made to executive officers and other key employees. The following is a summary of policies of the Committee that affects the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

    GENERAL COMPENSATION POLICY. The overall policy of the Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer's compensation contingent upon the Company's financial success as well as upon such executive officer's own level of performance. Each executive officer's compensation package is generally comprised of three elements: (i) base salary, which is determined primarily on the basis of the individual's position and responsibilities and the level of the individual's performance, (ii) incentive performance awards payable in cash and tied to the Company's financial performance and individual performance, and
(iii)  long-term   stock-based  incentive  awards  designed  to  strengthen  the mutuality of interests between the executive officers and the Company's stockholders. Generally, as an executive officer's level of responsibility increases, a greater portion of such executive officer's total compensation will be dependent upon Company performance and stock price appreciation rather than base salary.

    FACTORS. The principal factors considered in establishing the components of each executive officer's compensation package, other than the Chief Executive Officer, for the fiscal year ended January 31, 2001 are summarized below. The Committee may at its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

        Base Salary. The base salary for each officer is set primarily on the basis of personal performance, level of responsibility, salary levels for comparable positions of other retailers (as estimated based on the
    Committee's knowledge of the retail industry), internal comparability considerations, and, to a lesser extent, on the financial performance of the Company.

        Incentive Compensation. Annual bonuses are earned by an executive officer on the basis of the Company's financial performance and the base salary, personal performance and level of responsibility of such executive officer. The specific amount paid to each executive officer, other than the Chief Executive Officer, was determined by the Company's Chief Executive Officer on the basis of personal performance and level of responsibility of each such executive officer, subject to the Committee's approval.

        Long-Term Stock-Based Incentive Compensation. Generally, the Committee approves annual grants of stock options to each of the Company's executive officers under the Stock Option Plan. These grants would continue under the Company's 2000 Incentive Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The Committee may also grant certain performance-based stock options. The size of the option grant to each executive officer generally is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer's current position with the Company, internal comparability considerations regarding option grants made to other executive officers of the Company, the executive officer's current level of performance and the executive officer's potential for future responsibility and promotion over the option term. The Committee also considers the number of vested and unvested options held by the executive officer at the time of the proposed grant in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

    CEO COMPENSATION. During fiscal 1995, the Company adopted a Compensation Program for Mr. Richard Thalheimer, the Company's Founder, Chief Executive Officer and Chairman of the Board. The Compensation Program provides for the payment of base salary to Mr. Thalheimer in respect of each fiscal year based on the Company's performance during the prior fiscal year, and provides for the payment of a bonus to Mr. Thalheimer in respect of each fiscal year based on the Company's performance during that fiscal year. Specifically, the Compensation Program provides that Mr. Thalheimer's base salary for any fiscal year will be increased in the event the Company's earnings per share for the prior fiscal year has increased as compared to the fiscal year preceding the prior fiscal year, and will be reduced in the event that the Company's earnings per share for the fiscal year has decreased as compared to the fiscal year preceding such prior fiscal year. The Compensation Program also provides for bonus payments as a percentage of base salary based on specific target percentage increases in the Company's earnings per share for such fiscal years. The Compensation Program provides that Mr. Thalheimer will not, in any event, be paid a base salary less that the base salary established by the Compensation Committee for each fiscal year. The base salary for fiscal 2000 was established at $681,303. On the basis of the earnings per share for the fiscal year ended January 31, 2001, Mr. Thalheimer was awarded a bonus of $710,000. Beginning with the fiscal year ending January 31, 2002, Mr. Thalheimer's salary and annual bonus will no longer be determined under Compensation Program. Mr. Thalheimer's annual bonus will be determined under the Executive Bonus Plan that is the subject of Proposal No. 2. The Committee has also established a split-dollar life insurance arrangement for Mr. Thalheimer.

    TAX LIMITATION. Under Section 162(m) of the Internal Revenue Code, the Company is not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation generally applies to compensation paid to the covered executive officers, except that certain performance-based compensation paid pursuant to a stockholder approved plan is exempt from the limitation. The Company's Stock Option Plan and its 2000 Incentive Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise price of option grants made under those plans will generally qualify as performance-based compensation that will not be subject to the $1 million limitation. The Executive Bonus Plan that is the subject of Proposal No. 2 is also structured so that, if approved by stockholders, bonuses payable thereunder should qualify as performance based compensation that is exempt from the limitation. In authorizing the type and levels of other compensation payable to executive officers, the Committee considers, as one factor, the deductibility of that compensation, but may deem it appropriate to authorize compensation that is not deductible by reason of
Section 162(m) or other provisions of the Internal Revenue Code. The Company deferred payment of a portion of Mr. Thalheimer's bonus for the fiscal year ending January 31, 2001 in order to avoid exceeding the limit.

    Submitted by the Company's Compensation Committee of the Board of Directors:

        Gerald Napier, Member, Compensation Committee
        Morton David, Member, Compensation Committee
        George James, Member, Compensation Committee

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. No member of the Compensation Committee is a former or current officer or employee of the Company.

                                PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*
              OF THE COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX,
            THE RUSSELL 2000 INDEX AND THE NASDAQ RETAIL TRADE INDEX

    The following graph compares the yearly percentage changes in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index, the Russell 2000 Index and the Nasdaq Retail Trade Index during the five fiscal years ended January 31, 2001. The comparison assumes that $100 was invested on January 31, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.



                                                        Cumulative Total Return
                              --------------------------------------------------------------------------------
                                     1/96          1/97         1/98          1/99         1/00          1/01

SHARPER IMAGE CORPORATION          100.00         81.08        87.84        309.46       200.00        345.95
NASDAQ STOCK MARKET (U.S.)         100.00        131.10       154.69        242.09       378.34        264.76
RUSSELL 2000                       100.00        118.95       140.45        140.91       165.92        172.05
NASDAQ RETAIL TRADE                100.00        123.00       143.46        175.89       143.07        110.86


*    $100  INVESTED  ON 01/31/96 IN STOCK OR INDEX-
     INCLUDING  REINVESTMENT  OF DIVIDENDS,
     FISCAL YEAR ENDING JANUARY 31.

    Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, none of the preceding Stock Performance Graph, Compensation Committee Report or Audit Committee Report is to be incorporated by reference into any of our prior filings under the securities laws, nor shall such graph or Audit Committee Report be incorporated by reference into any future filings made by us under those securities laws.

                              CERTAIN TRANSACTIONS

    There were no reportable transactions during fiscal 2000.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

    The firm of Deloitte & Touche LLP served as independent auditor for the Company for the fiscal year ended January 31, 2001. The Board of Directors has selected the firm to continue in this capacity for the current fiscal year. Accordingly, the Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as independent auditor.

    Although the selection of Deloitte & Touche LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the selection of the independent auditor for the fiscal year ending January 31, 2002. In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

    The Company anticipates that a representative of Deloitte & Touche LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to questions at the meeting.

     o Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the year ended January 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $300,663.

     o Financial Information Systems Design and Implementation Fees

        There were no fees paid to Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended January 31, 2001.

     o All Other Fees

        The aggregate fees billed by Deloitte for services rendered to the Company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended January 31, 2001 were $120,568.

        Gerald Napier, Member, Audit Committee
        Morton David, Member, Audit Committee
        George James, Member, Audit Committee

    The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending January 31, 2002.

                              STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be considered for inclusion in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held in 2002 must be received by the Company no later than January 3, 2002. The proposal must be mailed to the Company's principal executive offices at 650 Davis Street, San Francisco, California 94111. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. If the Company is not notified of a stockholder proposal by March 20, 2002, then the proxy solicited by the Board of

Directors for the 2002 Annual Meeting will confer discretionary authority to vote against stockholder proposal.

                                 OTHER BUSINESS

    The Board of Directors is not aware of any other matter which may be presented for action at the meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion on such matters.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Richard Thalheimer
                                            Founder, Chairman of the Board, and
                                            Chief Executive Officer

May 4, 2001
San Francisco, California

                                    EXHIBIT A

                            SHARPER IMAGE CORPORATION

                             AUDIT COMMITTEE CHARTER

ROLE AND INDEPENDENCE

    The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual judgment, or would otherwise cause noncompliance with the NASDAQ listing or SEC requirements on member independence. The Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. This Charter shall be reviewed annually and updated as needed.

RESPONSIBILITIES

    The Audit Committee's primary responsibilities include:

     o Primary input into the recommendations to the Board for the selection and retention of the independent accountants that audits the financial statements of the corporation. In the process, the Committee will discuss and consider the auditor's written affirmation that the auditor is in fact independent, will discuss the nature, rigor, and purposed scope of the audit process, receive and review all reports and will provide to the independent accountant full access to the Committee (and the Board) to report on any and all appropriate matters.

     o    Review  with  management  and  the  independent   accountants  at  the
          completion of the annual examination:

          o    THE COMPANY'S ANNUAL FINANCIAL STATEMENTS AND RELATED FOOTNOTES,

          o THE INDEPENDENT ACCOUNTANT'S AUDIT OF THE FINANCIAL STATEMENTS AND THEIR REPORTS THEREIN,

          o ANY SIGNIFICANT CHANGES REQUIRED IN THE INDEPENDENT ACCOUNTANT'S AUDIT PLAN.

     o Provide that the financial management and the independent auditors discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

     o Discussion with management and the independent auditors on the quality and adequacy of the Company's internal controls, policies, procedures and practices.


                                   Exhibit A-1

     o Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as maybe modified or supplemented.

     o Reporting on Audit Committee activities to the full Board, including a recommendation to the Board that the audited Financial Statements be included in the Company's Annual Report on Form 10-K.

     o Review with management and the independent accountants the Interim Financial Reports filed with the SEC or other regulators.

     o Review legal and regulatory matters that may have a material impact on the Financial Statements, related Company compliance policies, and programs and reports received from regulators.


                                   Exhibit A-2

                                    EXHIBIT B

                            SHARPER IMAGE CORPORATION

                              EXECUTIVE BONUS PLAN

    This Executive Bonus Plan (the "Plan") is established by Sharper Image Corporation (the "Company") effective for fiscal years beginning after December 31, 2000.

1.       PURPOSE

         The  purposes of the Plan are to:

         A)   Promote the interests of the Company.

         B) Provide incentives and rewards to senior executives, as a group and individually, who are largely responsible for the management, growth and profitability of the Company.

         C)   Qualify   compensation   under   the  Plan  as   performance-based
              compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986 or successor provision ("Section 162(m)").

     Should any further limitation on bonuses payable under the Plan be necessary to satisfy the requirements of Section 162(m) under final regulations thereunder, such limitations shall apply.

2.   ADMINISTRATION

     The Plan will be administered by the Company's Compensation Committee or a subcommittee thereof that satisfies the requirements of Section 162(m) (the "Committee"). The Committee will have full authority to administer the Plan, including authority to interpret and construe any relevant provision of the Plan, determine eligibility for an award and to adopt such rules and regulations as it may deem necessary. Decisions of the Committee are final and binding on all persons who have an interest in the Plan.

3.       ELIGIBILITY AND PARTICIPATION

         A) The executives eligible to participate in the Plan for any fiscal year shall be each officer of the Company at the level of Vice President and above.

         B) Participants are approved for each fiscal year by the Committee by name or position and will not be eligible for an award for any fiscal year unless explicitly approved for such fiscal year. Participants may, at the discretion of the Committee, be approved for participation for part of a fiscal year on a pro-rata basis.

         C) No executive shall participate in the Plan for any fiscal year if he/she participates in any other Company-sponsored incentive, sales or bonus plan for that fiscal year, unless the Committee approves such participation.

         D) No participant may receive any award under the Plan for any fiscal year if he/she terminates employment before the end of that fiscal year for any reason other than Company-approved retirement after attaining age 65, death, disability or involuntary termination without cause, unless the Bonus Plan Committee approves such participation. If an executive's employment is terminated during a fiscal year, the Committee may, in its sole discretion, reduce or cancel the participation of such executive for that year.

4.       DETERMINATION OF BONUSES

         A) The Committee shall establish a target bonus for each eligible participant, either by name or position, for such fiscal year, payable if a specified Company performance goal is satisfied for such fiscal year. The target bonus payable to any Participant for any fiscal year shall be a specified percentage of that participant's salary for the fiscal year, but in no event shall exceed $3,000,000. Both the specified percentage and the Company performance goal for a fiscal year shall be determined by the Committee within the first ninety (90) days of such fiscal year of the Company (or within such earlier period as shall be required under Section 162(m)).

         B) The performance goal for each fiscal year shall be based on one of the following measures of Company performance: (i) the achievement of a specified closing or average closing price of Company common stock, (ii) the absolute or percentage increase in the closing or average closing price of Company common stock, and/or one or more of the following measures of the Company's net income for such fiscal year determined in accordance with generally accepted accounting principles as consistently applied by the Company: absolute net income or a percentage or absolute dollar increase in net income, earnings per share or a percentage or absolute dollar increase in earnings per share, or return on equity or a percentage or absolute dollar increase in return on equity. The Committee may provide for various levels of bonus depending on relative performance toward a performance goal. The Committee may establish a goal based on one or more measures of net income or may establish multiple goals based on more than one measure, but any bonus payable must be based on the satisfaction of at least one goal.

         C) For purposes of this Plan, net income shall be net income of the Company and its consolidated subsidiaries as reported by the Company and certified by its independent public accountants, but the Committee in fixing any goal may exclude any or all of the following if they have a material effect on annual net income: events or transactions that are either unusual in nature or infrequent in occurrence (such as restructuring\reorganization charges, the sale or discontinuance of a business segment, the sale of investment securities, losses from litigation, the cumulative effect of changes in accounting principles, and natural disasters) depreciation, interest or taxes.

         D) Final payouts are subject to the approval of the Committee and shall occur as soon as practical after the close of the Company's financial books for the fiscal year. The Committee reserves the right to reduce or cancel any payout that would otherwise be due to a participant if, in its sole discretion, the Committee deems such action warranted based on other circumstances relating to the performance of the Company or the participant.

5.       DEFERRAL OF BONUSES

         A) The Committee may, subject to such limits as the Committee may specify, permit a participant in the Plan to defer all or part of the bonus awarded to him/her with respect to any fiscal year by executing and delivering to the Company a deferral election form provided by the Committee no later than the date specified in the notification to the participant of his/her participation for such fiscal year.

         B) The deferred bonus will be credited to a special book account maintained for each participant and will accrue earnings based on a reasonable rate of interest or on one or more predetermined actual investments (whether or not assets associated with the amount originally owed are actually invested therein) such that the amount payable by the employer at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment). Distribution of the deferred bonus plus accrued interest will be made at such time or times and in such manner as the participant shall specify at the time he/she files the deferral election forms, subject, however, to such restrictions and limitations as the Committee may from time to time impose.

         C) The obligation to pay a deferred bonus plus earnings shall at all times be an unfunded and unsecured obligation of the Company. The participant and his/her beneficiary(ies) shall look exclusively to the general assets of the Company, as general creditors of the Company. The Plan is intended to be unfunded for purposes of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. The participant shall have no right to assign, pledge or encumber his/her interest in the amount credited to the deferred bonus account. The participant may, however, designate one or more beneficiaries to receive the account balance in the event of his/her death.

6.   AMENDMENT/TERMINATION

     The Company hereby reserves the right, exercisable by the Committee, to amend the Plan at any time and in any respect or to discontinue and terminate the Plan in whole or in part at any time, subject to Section 7. Amendment or termination may be effective with respect to any amount which has not yet been paid out, except that amounts which have been credited to a deferred bonus account shall be paid out in accordance with the applicable deferral election or, if the Committee so determines upon termination of the Plan, distributed to such participant as soon as practicable after termination of the Plan. In no event shall any award be increased, other than pursuant to Section 4(C), after the last day that an award must be specified for qualification as performance-based compensation under Section 162(m).

     No provision of the Plan shall be deemed to constitute a commitment of the Company to pay, or to confer any contractual or other rights upon a participant to receive a bonus award for any one or more fiscal years or to confer upon any participant any right to continue in the employ of the Company or to constitute any contract or agreement of employment or to interfere in any way with the right of the Company or a participant to terminate the participant's employment at any time, with or without cause, but nothing contained herein shall affect any contractual right of a participant pursuant to a written employment agreement.

7.   TERM AND SHAREHOLDER APPROVAL

     In no event shall any award be made under the Plan for any fiscal beginning after calendar year 2005. The Plan, awards under the Plan, and any amendment to the Plan which would change the class of executives who are eligible to receive awards under the Plan or the permissible amount of such awards shall be subject to approval of the Company's shareholders in such manner and with such frequency as shall be required under Section 162(m).